Exhibit 99.2

HILLENBRAND INDUSTRIES

Corporate News Release

HILLENBRAND INDUSTRIES ELECTS THREE NEW BOARD MEMBERS TO POSITION COMPANY FOR
GROWTH IN HEALTH CARE SEGMENT

Bayer Corporation, Eli Lilly and Company, and Welch Allyn, Inc.
senior executives join Hillenbrand Industries’ board of directors

BATESVILLE, INDIANA, THURSDAY, MAY 16, 2002 — Hillenbrand Industries Inc. (NYSE: HB) announced today that its board of directors has elected Rolf A. Classon of Bayer Corporation, Charles E. Golden of Eli Lilly and Company and Peter H. Soderberg of Welch Allyn Inc. to the Company’s board effective today.

Ray J. Hillenbrand, chairman of the board, Hillenbrand Industries Inc., said, “This is an important and exciting day for Hillenbrand Industries and our shareholders. The election of Rolf Classon, Charles Golden and Peter Soderberg is a significant component of our planned board transition. Over the past eight months, we have changed from a family-controlled board that served shareholders extremely well in the past, to an independent, outside-director-controlled board, composed of current leaders in the health care industry, who will shape our future. These proven leaders will join with our existing directors to strengthen our overall board governance. Their exceptional experience will also support our management team’s strategies aimed at creating shareholder value by capitalizing on new revenue growth opportunities in the health care industry. I believe we are on the leading edge of a great future for our stakeholders.”

Classon, 56, is executive vice president of Bayer Corporation; president of Bayer’s Diagnostic Division; and, head of Bayer’s Worldwide Business Group - Diagnostics, Tarrytown, N.Y. Bayer is an international research-based company active in life sciences, polymers and chemicals. Classon assumed his current position in 1995. A native of Sweden, Classon joined Bayer’s Miles Diagnostics business in 1991 as executive vice president, worldwide marketing, sales and service. He also served as senior vice president, sales and service for Diagnostics with Miles Inc. beginning in 1992. During his career, Classon has held management positions with Pharmacia AB, Sweden; Swedish Match Group; and Asbjorn Habberstad AB. Prior to joining Bayer, he was president and chief operating officer of Pharmacia Biosystems AB. Classon currently serves on the board of Enzon Inc. and is a member of the Advanced Medical Technology Association (AdvaMed). He received a chemical engineering certificate in 1965 from the Gothenburg School of Engineering, Sweden, and a politices magister degree (MBA equivalent) in 1969 from the University of Gothenburg.

Golden, 55, is executive vice president and chief financial officer for Eli Lilly and Company, Indianapolis, Indiana, a global provider of pharmaceutical products and health care information. He joined the company in his current position and as a board member in 1996. Prior to joining Lilly, Golden served as a corporate vice president of General Motors and chairman of General Motors’ vehicle operations in the United Kingdom from 1993 to 1996. He joined General Motors as part of its treasurer’s office in 1970 and subsequently held positions in domestic and international operations, ultimately becoming treasurer of GM. He is a member of the National Advisory Board of J.P. Morgan Chase & Co., and The Council of Financial Executives of the Conference Board. He also serves on the boards of directors of Clarian Health Partners, Crossroads of America Council (Boy Scouts of America), and the Indiana Chamber of Commerce. Golden holds a bachelor of arts degree from Lafayette College, Easton, PA, and a master of business administration degree from Lehigh University, Bethlehem, PA.

Soderberg, 55, is president and chief executive officer of Welch Allyn, Inc., Skaneateles Falls, N.Y. Welch Allyn, Inc. is a privately held global technology company with units that manufacture innovative medical diagnostic equipment, patient monitoring systems and miniature precision lamps. Appointed to his current position in 2000, Soderberg was previously group vice president and chief operating officer. His prior experience includes 23 years at Johnson & Johnson where he served in a variety of operations, marketing and management positions in four of its over-the-counter and professional product companies. Most recently, he was president of Johnson & Johnson Health Management, a Johnson & Johnson portfolio company. His career also includes roles as president and chief executive officer of an industrial technology company and the founder and president of a venture capital business. He is on the board of directors of the Advanced Medical Technology Association (AdvaMed), the Health Industry Distributors Association Foundation and vice chairman of the board of the Syracuse Symphony Orchestra. He holds a bachelor of science degree from Yale University, New Haven, Conn.

Frederick W. Rockwood, president and chief executive officer, Hillenbrand Industries, said, “We are fortunate and pleased to have executives of this caliber join our board. Their governance and leadership experience will provide tremendous support to our strategies focused on realizing the full profit potential of our existing businesses and finding opportunities for new sources of profitable revenues, especially in our health care segment.”

Also today in a separate news release, the Company announced the retirement of three directors. As a result of the board retirements and new appointments, the number of Hillenbrand Industries’ directors remains at nine.

About Hillenbrand Industries Inc.

Hillenbrand Industries Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three subsidiaries have headquarters in Batesville, Indiana. The Company’s Funeral Services Group consists of two businesses: Batesville Casket Company, the leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes; and Forethought Financial Services, the leading provider of insurance and trust-based financial products and services for pre-planning funeral services. Hillenbrand Industries’ Health Care Group consists of Hill-Rom Company, a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators, furniture, communication systems, surgical columns, medical gas management systems, modular headwalls and lighting systems.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “proven,” “strengthen,” “capitalizing,” “growth,” “realize,” “future,” “strategies,” and “full” but their absence does not mean that the statement is not forward-looking. Forward-looking statements include statements regarding realizing the full potential of our businesses and pursue new profitable growth strategies and increasing shareholder value. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

CONTACTS:

Investor Relations: Mark R. Lanning, Vice President and Treasurer, (812) 934-7256; News Media, Christopher P. Feeney, Director, Public Affairs & Corporate Communications, (812) 934-8197; www.hillenbrand.com

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